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                                                                   EXHIBIT 10.20

                             EQUITY REPURCHASE PLAN

        THIS EQUITY REPURCHASE PLAN (this "Agreement") is made as of August, 1997 (the "Effective Date"), between The Advisory Board Company, a Maryland corporation (the "Company"), and Scott Fassbach (the "Employee").

                                 R E C I T A L S

        A. The Company adopted the Stock-Based Incentive Compensation Plan (the "Original Plan"), as of March 1, 1994, to provide for the grant to certain employees of the Company ("Participants") of options ("Original Options") to purchase shares of Class B Nonvoting Stock, $0.01 par value, of the Company (the "Stock").

        B. As a Participant, Employee was granted Original Options as reflected in the stock option agreement between the Employee and the Company (the "Original Option Agreement").

        C. The Original Options are not transferable. None of the Original Options have vested. As a result, it has been impossible for the Employee to liquidate the Original Options.

        D. In order to create liquidity for the Employee, to reward the Employee for past and continuing contributions to the Company, and to provide further incentives for the Employee to remain with the Company and continue making such contributions in the future, the Company offered the Employee, pursuant to the "Liquid Markets" Agreement between the Company and the Employee dated March 31, 1995 (the "Existing LM Agreement") an opportunity to (i) sell all or part of the Original Options to the Company immediately, and/or (ii) with respect to those Original Options which are not sold, to modify all or part of such Original Options (such modified Original Options are hereinafter referred to as "Continuing Options"), as described in the Continuing Stock Option Agreement (the "Continuing Option Agreement") and the Continuing Stock-Based Incentive Compensation Plan (the "Continuing Option Plan").

        E. The number of Original Options granted that the Employee owned was 20,000 (the "Number of Options Granted") which, pursuant to the Existing LM Agreement, the Employee desired to treat as follows:

               1.             0        Original Options sold as provided in the
                       Existing LM Agreement (the "Number of Options Sold"); and

               2.        20,000    Original Options modified as Continuing
                       Options as provided in the Existing LM Agreement (the "Number of Options Modified").

In addition, as of the Effective Date, the Employee is a party the Special Stock Option Agreement which provided for an amended purchase price for 13,000 of the Continuing Options in exchange for a fixed cash payment.

        F. The Company and Employee now desire to cancel the Existing LM Agreement and all plans related to continuing options, including the Special Stock Option Agreement mentioned above. These plans are to be replaced with this Equity Repurchase Plan.
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                                   AGREEMENTS

        1. DEFINITIONS. Capitalized terms used herein shall have the following meanings:

        "Agreement" is defined in the preamble.

        "Agreement Not to Compete" is the Agreement Concerning Exclusive Services, Confidential Information, Business Opportunities, Non-Competition, Non-Solicitation and Work Product between the Employee and the Company attached as Exhibit A.

        "Cash Shortage" is the condition that exists when, in the judgment of the Company, the Company's cash reserves may prove insufficient to (i) cover the Company's working capital and other obligations as they come due, including obligations pursuant to any stock option agreement, continuing options agreement, or liquid markets agreement entered into by the Company and any other obligation of the Company to its employees; (ii) maintain sufficient cash reserves to pay unforeseeable costs that may arise; and at the same time (iii) make payments to Employee pursuant to this Agreement.

        "Company" is defined in the preamble.

        "Disability" shall mean a serious and permanent medical incapacity or disability that precludes the Employee from performing professional work. The Company, at its option and expense, shall be entitled to retain a physician reasonably acceptable to the Optionee to confirm the existence of such incapacity or disability. The Chairman of the Board of Directors of the Company reserves the right to define Disability in a more liberal manner.

        "Effective Date" is defined in the preamble.

        "Employee" is defined in the preamble.

        "Existing LM Agreement" is defined in Recital D.

        "Fiscal Year" or "FY" is the Company's fiscal year ending March 31 of each year or such other date as shall be designated by the Company in its sole and absolute discretion.

        "Income from Operations" means the aggregate of the income from operations (or similar entry) shown on the audited financial statements of the Company and each of the Company's Affiliates for each Fiscal Year, not including any compensation income or expense relating to any payments made in connection with the sale of any Original Options pursuant to this Agreement.

        "Market Rate" is a floating rate equal to the Prime Rate as quoted in The Wall Street Journal and as adjusted from time to time but not to exceed 10% per annum.

        "Number of Options Granted" is defined in Recital E.

        "Number of Options Modified" is defined in Recital E.

        "Number of Options Sold" is defined in Recital E.

        "Original Option Agreement" is defined in Recital B.


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        "Original Options" is defined in Recital A.

        "Original Plan" is defined in Recital A.

        "Participants" is defined in Recital A.

        "Restrictions for Protecting the Company" is defined in Section 4.

        "Stock" is defined in Recital A.

        "Voluntary Notice Date" means the date the Employee gives notice of his or her Voluntary Resignation Date.

        "Voluntary Resignation Date" means the date on which the Employee ceases employment with the Company or its Affiliate for voluntary reasons. Voluntary Resignation Date shall not include the date on which the Employee ceases to be employed by the Company or its Affiliate due to death or a Disability.

        2. EQUITY REPURCHASE PLAN. The Employee hereby agrees to the following regarding the Equity Repurchase Plan and existing equity related plans.

        a.     Employee hereby agrees to cancel the Existing LM Agreement;

        b. Employee hereby agrees to cancel all agreements related to the Continuing Option Plan, including the Special Stock Option Agreement;

        c. Employee hereby acknowledges that the previously executed Agreement Not to Compete shall remain in full force and effect;

        d. Employee hereby agrees to the Equity Repurchase Plan as consideration for the agreements cancelled above. Under the Equity Repurchase Plan, scheduled payments will be made to the Employee as described in Section 3 below.

        3. PAYMENTS TO BE MADE BY THE COMPANY. The Company agrees to pay to Employee as scheduled below:

              December 31, 1997                  $   400,000

              December 31, 1998                  $   400,000

              December 31, 1999                  $   400,000

              December 31, 2000                  $ 1,400,000

        a. Payment Terms. These payments will be made as long as the Employee is employed by the Company at the date of the scheduled payment, except as follows:

               (i) Twelve Month Notice Rule - If at any time prior to December 31, 2000 a Voluntary Notice Date occurs less than twelve (12) months prior to a Voluntary Resignation Date, the Employee will forfeit the right to any payment that has not been paid to Employee

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        as of the Voluntary Resignation Date. Furthermore, the Employee will be obligated to repay to the Company any payment received within twelve
        (12) months of the Voluntary Resignation Date. However, if the Employee ceases to be employed by the Company as the result of death or a Disability, the Employee will not forfeit the right to any future payments.

               (ii) If one or more of the circumstances resulting in Restrictions for Protecting the Company, as enumerated in Section 4, occurs, the payment shall be delayed to the extent provided in Section
        4. Except as provided in Section 3(a)(i), the payment shall not be forfeited as a result of a Restriction for Protecting the Company.

        4. RESTRICTIONS FOR PROTECTING THE COMPANY. The following two (2) restrictions ("Restrictions for Protecting the Company") will result in delay of payment of all or part of the payments under the circumstances described below:

        a. No payment under Section 3 above shall be made in any Fiscal Year in which the Income from Operations for the immediately prior Fiscal Year is less than Fifteen Million Dollars ($15,000,000). No interest shall accrue during the period of delay due to this restriction. Any payment delayed due to this restriction shall be made by December 31 of the first Fiscal Year after the Fiscal Year in which the Income from Operations satisfy the criteria of this subsection a., unless such payment is further delayed pursuant to another Restriction for Protecting the Company.

        b. No payment under Sections 3 above shall be made if the Company determines it is suffering from a Cash Shortage. Any payment that would otherwise be made during a period of Cash Shortage shall be delayed for a period of six (6) months, after which time the Company shall either make any payments that had been delayed or determine that the Company continues to suffer from a Cash Shortage. Interest shall accrue at Market Rate during any period of delay solely due to this restriction.

        5. NONTRANSFERABILITY. The right to all or any portion of the payments shall not be transferable by the Employee except, after the Employee's death, to his or her spouse, child, estate, personal representative, heir or successor

        6. TAXES. The Company may, in its discretion, make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to scheduled payments, including but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Employee, requiring the Employee to pay to the Company the amount required to be withheld or to execute such documents as the Committee deems necessary or desirable to enable it to satisfy its withholding obligations, or any other reasonable means.

        7. NOTICES. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party, if to the Company at its principal executive offices addressed to the attention of the Company's Chairman of the Board of Directors, and if to Employee at his or her address as it appears on the books of the Company (or at such other address as shall be given in writing by Employee or his or her permitted transferee to the Company).

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        8.     AMENDMENTS AND WAIVERS.  This Agreement may be amended, and any provision hereof may be waived, only by a writing signed by the party to be charged.

        9. ENTIRE AGREEMENT. This Agreement and the related Agreement Not to Compete sets forth the entire agreement and understanding between the parties as to the subject matter hereof (including, but not limited to, any rights of the Employee to any value or appreciation in value of the Company or its capital stock) and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

        10. HEADINGS. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

        11. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

        12. GOVERNING LAW. All terms of and rights under this Agreement shall be governed by and construed in accordance with the internal law of the State of Maryland, without giving effect to principles of conflicts of law.

        13. ARBITRATION. The parties shall endeavor to settle all disputes by amicable negotiations. Any claim, dispute, disagreement or controversy that arises among the parties relating to this Agreement (excluding enforcement by the Company of its rights under the Agreement Not to Compete) that is not amicably settled shall be resolved by arbitration, as follows:

        a. Any such arbitration shall be heard in the District of Columbia, before a panel consisting of one (1) to three (3) arbitrators, each of whom shall be impartial. Except as the parties may otherwise agree, all arbitrators shall be appointed in the first instance by the appropriate official in the District of Columbia office of the American Arbitration Association or, in the event of his or her unavailability by reason of disqualification or otherwise, by the appropriate official in the New York City office of the American Arbitration Association. In determining the number and appropriate background of the arbitrators, the appointing authority shall give due consideration to the issues to be resolved, but his or her decision as to the number of arbitrators and their identity shall be final. Except as otherwise provided in this Section 13, all of the arbitration proceedings shall be conducted in accordance with the rules of the arbitrators.

        b. An arbitration may be commenced by any party to this Agreement by the service of a written request for arbitration upon the other affected parties. Such request for arbitration shall summarize the controversy or claim to be arbitrated, and shall be referred by the complaining party to the appointing authority for appointment of arbitrators ten (10) days following such service or thereafter. If the panel of arbitrators is not appointed by the appointing authority within thirty (30) days following such reference, any party may apply to any court within the District of Columbia for an order appointing arbitrators qualified as set forth above.

        c. All attorneys' fees and costs of the arbitration shall in the first instance be borne by the respective party incurring such costs and fees, but the arbitrators shall have the discretion to award costs and/or attorneys' fees as they deem appropriate under the circumstances. The parties

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hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages.

        d. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        e. It is intended that controversies or claims submitted to arbitration under this Section 13 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

        14. ACTIONS BY THE COMPANY. Any reference within this Agreement to an action, judgment, conclusion, or determination by the Company shall mean an action, judgment, conclusion, or determination of the Board of Directors of the Company or its authorized representative(s).

        15. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


                                            THE ADVISORY BOARD COMPANY



                                            By: /s/ MICHAEL A. D'AMATO
                                               --------------------------------


                                            Name:
                                                 ------------------------------


                                            Title:
                                                  -----------------------------

                                                     /s/ SCOTT FASSBACH
                                            -----------------------------------
                                                          EMPLOYEE

80189585_1.DOC


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